Exhibit 99.1

SVB Financial Group Enters into Definitive Purchase Agreement to Sell SVB Securities to Management Team Group Led by Jeff Leerink and Backed by The Baupost Group

SANTA CLARA, Calif., June 18, 2023 – SVB Financial Group (Pink Sheets: SIVBQ) today announced that it has entered into a definitive purchase agreement with the management team bidder group led by Jeff Leerink, SVB Securities’ Chief Executive Officer and Founder, and backed by funds managed by The Baupost Group L.L.C., for the sale of its investment banking business, SVB Securities. A hearing to seek required court approval is scheduled for June 29, 2023, and the transaction is expected to close shortly thereafter.

As previously announced as part of its Chapter 11 proceeding, SVB Financial Group has been conducting a strategic alternatives process for SVB Securities, led by the Board’s Restructuring Committee and supported by its independent financial advisors. Under the terms of the purchase agreement, the bidder group will acquire the investment banking business for a combination of cash, repayment of an intercompany note, the assumption of certain liabilities (including significant deferred compensation obligations), and a 5% equity instrument in the buyer entity. MoffettNathanson LLC, a sell-side research business owned by SVB Financial Group, is not included in the transaction and will remain part of SVB Financial Group.

“This transaction is a significant milestone in SVB Financial Group’s strategic alternatives process,” said Bill Kosturos, SVB Financial Group’s Chief Restructuring Officer. “The Restructuring Committee and its advisors conducted a disciplined and independent process intended to maximize the value of the business for SVB Financial Group stakeholders. We are confident that the transaction led by the investment bank’s current management team will preserve and enhance the value of the business.”

“Our firm plays a critical role in the healthcare ecosystem, and this transaction will allow us to continue serving our clients across all corners of the healthcare industry,” Jeff Leerink said. “Our management team’s significant capital investment, coupled with key backing we’ve received from The Baupost Group, is a testament to the long-standing reputation of our firm and our employees and the value of our services to our clients and the industry. I am excited to once again have the privilege to lead this exceptionally talented, dedicated, and passionate team of professionals.”

In connection with the management buyout, SVB Securities will be rebranded Leerink Partners.

Transaction Details

The agreement for the management-led buyout was selected as the successful bid for SVB Securities following a competitive bidding process conducted under procedures approved by the U.S. Bankruptcy Court for the Southern District of New York. The agreement is subject to final approval of the Bankruptcy Court and regulatory approval, as well as other customary closing conditions. SVB Financial Group is continuing to evaluate strategic alternatives for SVB Capital and the Company’s other assets and investments.

Court filings and other information related to the SVB Financial Group’s Chapter 11 proceeding are available on a website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/svbfg/; or by emailing SVBFGInfo@ra.kroll.com.

Advisors

Centerview Partners LLC is serving as financial advisor, Sullivan & Cromwell LLP is serving as legal counsel and Alvarez & Marsal is serving as the restructuring advisor to SVB Financial Group as debtor-in-possession. Rothschild & Co. US Inc. is serving as financial advisor to the Leerink Management Team and to The Baupost Group funds. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the Management Team and The Baupost Group funds are represented by Willkie Farr & Gallagher LLP.

About SVB Financial Group

SVB Financial Group (Pink Sheets: SIVBQ) is the holding company for SVB Capital and SVB Securities.

About SVB Securities LLC

In 2019, SVB Financial Group acquired Leerink Partners to establish an investment bank subsidiary which was initially named SVB Leerink and was subsequently renamed SVB Securities. Since this acquisition, the firm has substantially augmented its capabilities and reputation as a leading investment bank serving the healthcare and life sciences industries. SVB Securities is a broker-dealer registered with the United States Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and involve risks and uncertainties that could result in SVB Financial Group’s actual results differing materially from those projected in the forward-looking statements. In this release, SVB Financial Group makes forward-looking statements regarding its plans to sell SVB Securities and the expected closing timeframe and the expected benefits to SVB Financial Group as a result of the consummation of the sale. There are various important factors that could cause actual events to differ from such forward-looking statements, including, among others, failure to complete the proposed transaction in a timely manner or at all, including to satisfy closing conditions (including ability to obtain required regulatory approvals) on a timely basis or at all. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company’s public reports filed with the U.S. Securities and Exchange Commission, including its most recently-filed quarterly or annual report. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

SVB Financial Group Contacts

Media Only:

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Jed Repko / Aaron Palash

212-355-4449

svbmediainquiry@joelefrank.com

SVB Securities Contacts

Diane Vieira

Diane.Vieira@svbsecurities.com

The Baupost Group Contacts

Diana DeSocio

ddesocio@baupost.com